PERRIN ACCOUNTING, P.C.
Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
Members of the Board
Chartwell International, Inc.
We consent to incorporation by reference in the March 15, 2007 Pre-Effective Amendment No. 2 to Form SB-2 of Chartwell International, Inc. (Registration No. 333-140347) of our report dated March 23, 2006 on the audited financial statements of Cranberry Creek Railroad, Inc., related to the Unaudited Pro-forma Combined Balance Sheets of Chartwell International, Inc. as of January 31, 2006, and the related Unaudited Pro-forma Combined Statement of Operations from inception on March 3, 2005 to July 31, 2005 for Chartwell International, Inc. and for the year ended December 31, 2005 for Cranberry Creek Railroad, Inc., and the Unaudited Pro-forma Combined Statement of Operations for the six months ended January 31, 2006.
/s/ Perrin Accounting, P.C.
Perrin Accounting, P.C.
March 14, 2007
CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCCOUNTANTS

BALTIMORE, MARYLAND	NORTH EAST, MARYLAND
201 North Charles Street Suite 2204	14 Rogers Road Suite 205
Baltimore, Maryland 21201	North East, Maryland 21901
410-287-1300 Fax: 410-287-1312	410-287-1300 Fax: 410-287-1312